Exhibit 10.1

Execution Version

AMENDMENT No. 1 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 dated as of August 15, 2023 (the “Amendment”) is to amend the Agreement and Plan of Merger (the “Original Merger Agreement”) which was made and entered into as of March 27, 2023, and modified by a Joinder Agreement dated as of June 29, 2023 (the “Joinder”), by and among Nova Vision Acquisition Corp., a British Virgin Islands business company (“Parent”), Real Messenger Holdings Limited a Cayman Islands exempted company (the “Company”), Real Messenger Corporation, a Cayman Islands exempted company and wholly owned subsidiary of the Parent (“Purchaser”) and RM2 Limited, a Cayman Islands exempted company and wholly owned subsidiary of Purchaser (“Merger Sub”). The Original Merger Agreement as amended by the Joinder is referred to herein as the “Existing Merger Agreement.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Existing Merger Agreement.

Recitals

WHEREAS, pursuant to Section 13.2(a) of the Existing Merger Agreement, the Existing Merger Agreement may be amended by a writing signed by each of the Purchaser Parties and the Company; and

WHEREAS, the Purchaser Parties and the Company desire to amend the Existing Merger Agreement to reflect the changes agreed between the parties and to clarify certain terms and conditions set forth therein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment of Certain Provisions.

(a) Definitions:

The defined term “Earnout Consideration” is hereby deleted.

The defined term “Initial Consideration” is hereby deleted.

The defined term “Merger Consideration” is hereby amended in its entirety to read as follows:

“Merger Consideration” means Forty-Five Million Dollars ($45,000,000), in the form of Four Million Five Hundred Thousand (4,500,000) Purchaser Ordinary Shares valued at Ten Dollars ($10.00) each. All of the Merger Consideration will be payable (i) if to the Principal Shareholder, in Class B Purchaser Ordinary Shares, and (ii) if to any Shareholder other than the Principal Shareholder, in Class A Purchaser Ordinary Shares.

(b) Definitions - Glossary: References to “Earnout” and “Earnout Shares” in the Glossary are hereby deleted.

(c) Section 4.1(a):

Section 4.1(a) is hereby amended in its entirety to read as follows:

“4.1 Conversion of Shares.

(a) Conversion of Company Ordinary Shares. At the Effective Time, by virtue of the Acquisition Merger and without any action on the part of Parent, Purchaser, Merger Sub, the Company or the Shareholders, the Company Ordinary Shares (other than the Excluded Shares and Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into the right to receive, without interest, the applicable number of Purchaser Ordinary Shares for such number of Company Ordinary Shares as is specified in this Agreement and in Schedule A. The Merger Consideration shall be comprised of two elements, namely: (i) the Closing Payment Shares comprising Four Million Fifty Thousand (4,050,000) Purchaser Ordinary Shares, which shall be issued and paid to the Shareholders at the Closing; and (ii) an additional Four Hundred Fifty Thousand (450,000) Purchaser Ordinary Shares, which shall be issued to the Shareholders at the Closing and held back as security for the Company’s representations and warranties as further set forth in Article XI (the “Holdback Shares”). All Purchaser Ordinary Shares issued as Merger Consideration shall be valued at ten dollars ($10.00) per share.”

(d) Section 4.1(h):

Section 4.1(h) is hereby amended in its entirety to read as follows:

“4.1(h): [RESERVED]”

(e) Section 4.2(b):

Section 4.2(b) is hereby amended in its entirety to read as follows:

“(b): Issuance of Purchaser Ordinary Shares. As of the Closing Date, Purchaser shall issue an aggregate of four million five hundred thousand (4,500,000) Purchaser Ordinary Shares (comprised of nine hundred thousand (900,000) Class A Purchaser Ordinary Shares and three million six hundred thousand (3,600,000) Class B Purchaser Ordinary Shares as provided herein), which amount represents the sum of (i) the Closing Payment Shares (4,050,000) and (ii) the Holdback Shares (450,000). At the Closing, Purchaser shall deliver the Closing Payment Shares to the Shareholders (in such denominations and proportions as are provided in Schedule A) and shall retain the Holdback Shares (also referred to as the “Exchange Fund”). Purchaser shall pay all or a portion of the Holdback Shares in accordance with the terms of this Agreement. In the event that any Holdback Shares are surrendered back to Purchaser for indemnity obligations, the Holdback Shares so surrendered shall be cancelled by Purchaser. The Exchange Fund shall not be used for any other purpose other than as contemplated by this Agreement.”

(f) Section 12.1(d)(i):

Section 12.1(d)(i) is hereby amended in its entirety to read as follows:

“(i) on or after October 10, 2023 (the “Outside Date”), if the Acquisition Merger shall not have been consummated prior to the Outside Date; provided, however, that the right to terminate this Agreement under this Section 12.1(d)(i) shall not be available to a Party if the failure of the Acquisition Merger to have been consummated on or before the Outside Date was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement; or”

(g) Schedule A:

Schedule A is hereby amended in its entirety to read as set forth in Annex A hereof.

(h) Schedule B:

Schedule B of the Agreement (including all references thereto in the Agreement) is hereby deleted in its entirety.

2. Miscellaneous.

(a) Except as expressly provided in this Amendment, the Existing Merger Agreement shall remain in full force and effect, and all references to “this Agreement,” “herein” or using similar terms in the Existing Merger Agreement shall mean the Existing Merger Agreement as further amended by this Amendment. In the event of a conflict between the terms of this Amendment and the Existing Merger Agreement, the terms of this Amendment shall prevail over and supersede the conflicting terms in the Existing Merger Agreement.

(b) Section 9.6 (Confidentiality), Section 13.1 (Notices), Section 13.5 (Publicity), Section 13.8 (Governing Law), Section 13.9 (Waiver of Jury Trial), and Section 13.10 (Submission to Jurisdiction) of the Existing Merger Agreement shall apply to this Amendment mutatis mutandis as if set out herein.

(c) This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Amendment will become effective when duly executed and delivered by each of the parties hereto. Counterpart signature pages to this Amendment may be delivered by electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

[The remainder of this page intentionally left blank; signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be effective as of the date first written above.

PARENT:
Nova Vision Acquisition Corp., a British Virgin Islands business company

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Chief Executive Officer

COMPANY:
Real Messenger Holdings Limited, a Cayman Islands exempted company

By:	/s/ Kwai Hoi Ma
Name:	Kwai Hoi Ma
Title:	Managing Director and CEO

PURCHASER:

Real Messenger Corporation, a Cayman Islands exempted company

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Director

MERGER SUB:

RM2 Limited, a Cayman Islands exempted company

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Director

Execution Version

ANNEX A

SCHEDULE A—SHAREHOLDER INFORMATION

Part 1 – Shareholders of the Company as of the Signing Date

Name of Shareholders	Company Class A Ordinary Shares		Company Class B Ordinary Shares	Shares Ownership Percentage
Kwai Hoi Ma	0		4,000,000	80%
Fredrik Eklund	1,000,000	[1]	0	20%
Total	1,000,000		4,000,000	100.00%

Part 2 – Shareholders of the Company as of the Closing Date2

Name of Shareholder	Company Class A Ordinary Shares	Company Class B Ordinary Shares	Shares Ownership Percentage	Closing Payment Shares*	Holdback Shares*
Kwai Hoi Ma	0	4,000,000	80%	3,645,000	405,000
Fredrik Eklund	1,000,000	0	20%	405,000	45,000
Total	1,000,000	4,000,000	100.00%	4,050,000	450,000

*Kwai Hoi Ma to receive all Class B Purchaser Ordinary Shares. Fredrik Eklund to receive all Class A Purchaser Ordinary Shares.

1 Restricted Shares and subject to the terms of a Restricted Stock Grant Agreement dated as of June 15, 2022

2 To be revised by the Company if and as required between the Signing Date and the Closing Date.